MINERALS TECHNOLOGIES INC.

                            RETIREMENT

                             ANNUITY

                              PLAN

     (As amended and restated effective February 26, 1998 with certain earlier effective dates)



                                             February 1998

                    Minerals Technologies Inc.
                     Retirement Annuity Plan
       (As amended and restated effective February 26, 1998
               with certain earlier effective dates)


                         TABLE OF CONTENTS
                         -----------------

                                                  Page
                                                  ----
SECTION 1      Definitions                           1

SECTION 2      Eligibility for Membership            6

SECTION 3      Service Credited Under Plan           7

SECTION 4      Benefits to Employees                10

SECTION 5      Contributions                        26

SECTION 6      Funding the Plan                     27

SECTION 7      Administration of the Trust Fund -
               The Trust Agreement                  28

SECTION 8      Committees                           29

SECTION 9      Amendments and Changes in Plan and
               Coverage                             33

SECTION 10     Non-Alienation of Benefits           34

SECTION 11     Associate Companies                  34

SECTION 12     Withdrawal from Plan                 35

SECTION 13     Termination of Plan                  35

                       (i)

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SECTION 14     Plan Mergers and Consolidations     38

SECTION 15     Claims Procedure                    39

SECTION 16     Top-Heavy Rule                      40


                       (ii)

SCHEDULE A
SCHEDULE B
SCHEDULE C
SCHEDULE D

                       (iii)

                  MINERALS TECHNOLOGIES INC.
                   RETIREMENT ANNUITY PLAN


                        SECTION 1

                       Definitions

Wherever used in this Plan:

   a. "Anniversary Year" means 1) the twelve-month period following the date on which an Employee first begins his employment with an Employer, as well as successive twelve-month periods thereafter, and 2) the twelve-month period following the date on which an Employee returns to the employ of the Company or an Associate Company after incurring a One-Year Break in Service, as well as successive twelve-month periods thereafter. No anniversary year shall be credited for purposes of vesting unless in such anniversary year the Employee has completed 1,000 or more Hours of Service for an Employer.

   b. "Annuitant" means a person receiving annuity payments under this Plan.

   c. "Annuity Trust Fund" means the trust fund created by the Company to finance annuities under this Plan.

   d. "Associate Company" means any corporation of which Minerals Technologies Inc. owns directly or indirectly at least 80% of the issued and outstanding shares of stock, which, with the consent of the Company adopts this Plan and executes the Trust Agreement pursuant to the provisions of
Section 11 hereof and when action is required to be taken hereunder by an Associate Company such action shall be authorized by its Executive Committee or its Board of Directors.

   e.   "Career Earnings" means the Member's aggregate
Earnings during his period of Creditable Service, except that

   (1) his Earnings for each calendar year prior to 1998 shall be the average of the Member's Earnings during the five consecutive calendar years prior to 1998 during which he rendered Creditable

	  Service which yield the highest average, provided his Earnings are not reduced thereby; and

   (2) only his Earnings during his last 35 years of Creditable Service shall be counted; provided that, such a calculation shall not lessen said Member's
	  Career Earnings below the result of a prior calculation.

   f. "Code" means the Internal Revenue Code of 1986, as from time to time amended.

   g. "Company" means Minerals Technologies Inc., a Delaware corporation, and any successor corporation and when action is required to be taken hereunder by the Company, such action shall be authorized by the Executive Committee or the Board of Directors of the Company.

   h. "Disability Leave Status" means the status of a Member who has been determined, pursuant to Section 4e. hereof, to be totally and permanently disabled and who has fully utilized his benefits under the Employer's short-term disability program.

   i. "Earnings" means the actual salary, wages, bonus, or other remuneration earned by an Employee from an Employer for his service with the Employer, as determined by such Employer, provided that no part of the cost of any employee benefit, including without limitation stock options, perquisites and group insurance, or of any expense reimbursement, including without limitation, relocation costs, or of any remuneration received in the form of salary continuance or lump sum severance by an Employee while no longer providing services to the Company shall constitute earnings hereunder. No part of any bonus or other remuneration forming part of the compensation of any Employee shall be used as a basis for a Retirement Annuity under this Plan, if such bonus should cause such annuity to become discriminatory under the applicable provisions of the Code. In the case of a Member formerly employed by Pfizer Inc. or any of its subsidiaries, ("Pfizer"), "Earnings" shall include any such earnings from Pfizer to the extent that Pfizer has transferred the accumulated benefit obligation of such person under the Pfizer Inc. Retirement Annuity Plan (the "Pfizer Plan") to the Company under the terms and conditions of the Reorganization Agreement between Pfizer Inc. and Minerals Technologies
Inc. dated as of September 28, 1992.

   With respect to Plan Years ending on or before December 31, 1993, a Member's Earnings shall not include any amounts in excess of $200,000 (as adjusted by the Secretary of the Treasury, or his delegate, at the same time and in the same manner as under section 415(d) of the Code to reflect cost of living increases).

   In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Earnings of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Earnings is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

   Furthermore, in determining Earnings, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the calendar year.

   j. "Employee" means a person who is (1) included in a group or class designated by the Company as eligible for membership in the Plan and (2) is in the service of an Employer within the United States of America or is a United
States citizen in the service of an Employer outside of the continental limits of the United States of America.
Employee shall not include any person who is included in a unit of employees covered by a collective bargaining agreement that does not provide for the coverage of such person under the Plan if there is evidence that retirement benefits were the subject of good faith bargaining. A person who is a United States citizen and who is employed outside the continental limits of the United States of America in the service of a foreign subsidiary (including foreign subsidiaries of such foreign subsidiary) of the Company shall be considered, for all purposes of this Plan, as employed in the service of the Company if (x) the Company has entered into an agreement under section 3121(1) of the Code which applies to the foreign subsidiary of which such person is an employee and (y) contributions under a funded plan of deferred compensation, whether or not a plan described in section 401(a), 403(a), or 405(a), of said Code, are not provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary. The groups and classes designated by the Company are set forth in Schedule A.

   k.   "Employer" means the Company or any Associate Company.
For purposes of sections 410 and 411 of the Code, "Employer" also shall mean any corporation or other trade or business that is treated under the first sentence of section 414(b) or under section 414(c) of the Code as constituting the same "employer" as the Company or an Associate Company, with respect to any period of such affiliated status.

   l. "Hours of Service" means all hours for which an Employee is directly or indirectly paid, or entitled to payment (including back pay for periods for which such awards pertain), by an Employer (or any company which is a member of the same controlled group of corporations, within the meaning of section 1563(a) of the Code as the Employer or any trade or business whether or not incorporated which is under common control of an Employer as determined under regulations prescribed under section 414 of the Code at the time of such service) for the performance of duties, or for reasons other than the performance of duties, such as vacation, accident, injury, sickness, short-term disability or authorized leave of absence. The Plan shall use the equivalency method for determining Hours of Service credited to an Employee based on months of employment determined in accordance with Department of Labor
Regulation Section 2530.200b-3(e)(1)(iv). An Employee shall be credited with 190 Hours of Service if under this
Section 1l. such Employee would be credited with at least one Hour of Service during a month. In the case of a payment which is made or due on account of a period during which an Employee performs no duties, Hours of Service will be determined in accordance with Department of Labor regulations ' 2530.200b-2(b) and (c).

   m. "Leased Employee" means any person performing services for an Employer as a leased employee pursuant to an agreement with a leasing organization who shall for purposes of the Plan continue to be an employee of such leasing organization, and not of an Employer, notwithstanding amendments to the Code which require that such person may have to be counted as an employee of an Employer in order to perform certain plan qualification tests as contained therein.

   n. "Member" means an Employee or former Employee to whom an annuity is credited under the Plan.

   o.   "One-Year Break in Service" shall be an Anniversary
Year in which the Member does not perform more than five hundred Hours of Service.

   p.   "Plan" means this Minerals Technologies Inc.
Retirement Annuity Plan.

   q. "Plan Year" means (i) the period beginning October 22, 1992, the effective date of the Plan, and ending December
31, 1992, and (ii) each 12-month period thereafter commencing on January 1 and ending on December 31 while the Plan is in effect.

   r. "Primary Social Security Benefit" means the annual amount available to the Member at age 65, or later if the Employee shall retire after age 65, under the Old Age
Insurance provisions of Title II of the Social Security Act in effect at the time of his termination of employment, without regard to any increases in the wage base or benefit levels that take effect after the date of termination of employment, subject to the following: if any Employee terminates service prior to age 65, his Primary Social
Security Benefit shall be estimated by assuming continuation of his Earnings until age 65 at the same rate in effect at termination of employment; provided however, that, if the Employee Retires pursuant to Section 4d.(ii), his Primary Social Security Benefit shall be estimated by assuming that he will not receive any income after retirement which would be treated as wages for purposes of the Social Security Act. The Retirement Committee may adopt rules governing the computation of such amounts, and the fact that an Employee does not actually receive such amount because of failure to apply or continuance of work, or for any other reason, shall be disregarded.
Notwithstanding the foregoing, actual salary history will be used to calculate the Primary Social Security Benefit if this will result in a larger benefit under the Plan for the Employee but only if documentation of such history is provided by the Employee within two years after the later of his termination of employment or the date the Employee receives notice of his benefits under the Plan.

   s. "Retire" means to terminate service by a Member who is an Employee in the service of an Employer after meeting the requirements of

Sections 4a., b. or d., respectively, for normal retirement, late retirement or early retirement hereunder.

   t. "Retirement Annuity" means the payments made pursuant to Section 4a., b. or d. of the Plan to retired Members or their beneficiaries.

   u. "Trustee" means the trustee appointed by the Company pursuant to Section 7.

   v. "Vest" means to acquire, in accordance with the express provisions of the Plan, a nonforfeitable interest in an annuity under the Plan.

   w.   "Vested Annuity" means the payments made pursuant to
Section 4c. of the Plan.

   Wherever used in this Plan, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular includes the plural.


                        SECTION 2

               Eligibility for Membership

   a. Employees of the Company: All persons who were Employees of the Company on October 22, 1992, shall be included in the membership of the Plan as of October 22, 1992. All persons who become Employees of the Company on or after October 22, 1992 shall become Members of the Plan as of the date of their employment, subject to Section 1j.
hereof.

   b. Employees of Associate Companies: Subject to Section 1j. hereof, whenever a corporation becomes an Associate Company, all Employees who are in the service of such corporation on the date it becomes an Associate Company become Members of the Plan as of such date and all Employees who enter the service of a corporation after it has become an Associate Company become Members of the Plan as of the date of employment.

   c. Leased Employees: No Leased Employee shall be eligible to become a Member of the Plan. However, if a leased employee becomes an

Employee of the Company, all years of service completed while a Leased Employee shall be credited solely for purposes of vesting pursuant to Section 4c. of the Plan but shall not be deemed to be Prior Service within the meaning of Section 3a.


                        SECTION 3

                Service Credited Under Plan

   a. Prior Service: service rendered by a person who is in the service of an Employer, before the date on which he becomes a Member, who continues in service on and after the date he becomes a Member, shall be known as "Prior Service" except as provided in Section 4a. and Section 11.

   b. Membership Service: Service rendered by an Employee for an Employer after the date he becomes a Member shall be known as "Membership Service."

   c. Special Service: Service rendered outside the United States by a person employed by a corporation which is a subsidiary or affiliate of the Company, but not an Associate Company, at the time of such service (1) before the date on which he becomes a Member, who continues in service on and after the date he becomes a Member, or (2) during a period of interrupted Membership Service followed by a return to such service, shall be known as "Special Service."

   d.   Creditable Service:  Membership Service plus Prior
Service and Special Service, if any, shall be known as "Creditable Service" under the Plan. A Member shall be credited with a full year of Creditable Service under the Plan only if he completes at least 1,000 Hours of Service within an Anniversary Year and no fractional years will be credited under the Plan; provided, however, that for purposes only of 1) determining the Social Security calculation used in Section 4a.2 and 2) determining a member's Career Earnings, and his eligibility for early retirement under clauses (i) and (ii) of Section 4d. below, the Member's Creditable Service shall be determined on the basis of his number of months of Membership Service plus
Prior Service and Special Service without regard to whether he completes at least 1,000 Hours of

Service within an Anniversary Year. "Creditable Service" shall include any service credited to a Member under the Pfizer Plan for a Member who is employed by the Company or any of its subsidiaries on October 22, 1992 and who was an active participant in the Pfizer Plan immediately prior to such date. Creditable Service for purposes of benefit accrual shall not be granted under the prior sentence until there is a transfer of assets from the Pfizer Plan to the Plan attributable to benefits accrued by Members under the Pfizer Plan. "Creditable Service," for purposes of Section
4c., shall include each full year of service for the period during which a Member was employed by Zedmark Refractories
Corporation and/or Zedmark, Inc. prior to October 3, 1989, except if such Member was covered at such time by a collective bargaining agreement that did not provide for coverage of such Member under the Pfizer Plan.
"Creditable Service" for purposes of benefit accrual under the Plan shall include each full year of service for the period during which a Member was employed by Zedmark
Refractories Corporation and/or Zedmark, Inc. prior to
October 3, 1989, provided such number of full years of service may not exceed the number of full years of service the Member is employed by the Company after October 3, 1989; and provided, further, such Member was not covered, on October 3, 1989, by a collective bargaining agreement that did not provide for coverage of such Member under the Pfizer Plan. "Creditable Service", for purposes of
Sections 4c. and 4d., shall include each full year of service for the period during which a Member was employed by Nalco Chemical Company prior to June 1, 1988, if such
Member was a Transferred Employee, as defined in the Purchase Agreement dated June 1, 1988, between Quigley
Company, Inc. and Pfizer Inc. as purchasers and Nalco
Chemical Company as seller.

   e. Military Service: For the purpose of this Plan, those Employees who were in the service of the Armed Forces of the United States, at the time they would have become eligible for membership under the Plan except for such service, or who subsequently enlisted in the Armed Forces or were inducted into said Armed Forces, shall be credited with all the benefits under this Plan for service actually rendered to an Employer prior to their entrance into said
Armed Forces, and shall be credited with time spent on active duty in said Armed Forces for the purposes of computing length of service and benefits payable under the Plan; provided that such Employees return to active service with an Employer within the time limits provided by law after their separation or discharge from active duty from said Armed Forces, having satisfactorily completed their period of training and service. Notwithstanding the foregoing, in the case of any such military service up to 501 Hours of Service shall be credited under Section 11.
for any single continuous period of such service.

   f. Leave of Absence: Interruption of active service on account of leave of absence authorized by an Employer or transfer on Special Service shall not be considered termination of service. Time spent on authorized leave of absence shall be credited for the purpose of computing length of service and benefits payable under the Plan on the following basis: Members shall receive credit for each full year spent on authorized leave of absence for each full year of Creditable Service that they render to an Employer following return to active service, except that time spent on authorized leave of absence for medical reasons shall be credited without requirement of subsequent Creditable Service and time spent on civic leave shall be credited upon return to active service. Notwithstanding the foregoing, in the case of Maternity/Paternity Leave, as defined below, up to 501 Hours of Service shall be credited in the Anniversary Year in which the Maternity/Paternity Leave begins, if the Employee would otherwise have incurred a One-Year Break in Service in that Anniversary Year, otherwise up to 501 Hours of Service shall be credited in the following Anniversary Year to prevent a One-Year Break in Service. Maternity/ Paternity Leave means an absence from work (1) by reason of the pregnancy of an Employee,
(2) by reason of the birth of a child of an Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child, or (4) for the purposes of caring for the child during the period immediately following the birth or placement for adoption.

   g. Termination of Service: On termination of service, and after he has subsequently incurred a One-Year Break in Service, a person shall forfeit all credit for service previously credited under the Plan unless

   (1) He is reemployed within five years after his termination of service; or

   (2) He is reemployed after his termination of service and thereafter completes at least 24 consecutive months of Creditable Service; or

   (3) He is eligible to receive a Retirement Annuity or a Vested Annuity under Section 4c.; or

   (4)  He is reemployed before the number of consecutive
        One-Year Breaks in Service equals or exceeds the greater of
        (a) five consecutive One-Year Breaks in Service or (b) the aggregate number of Anniversary Years credited for vesting under the Plan
	  prior to such termination and thereafter completes at least one such Anniversary Year.

   If a reemployed Employee does not forfeit his service credit as provided above, for purposes only of determining his "Career Earnings," the last calendar year in which he rendered Creditable Service shall be treated as being consecutive with the first calendar year in which he renders Creditable Service after his reemployment.

   h. General: For the purpose of this Plan, length of service shall be computed in accordance with the employment records of the Company or Associate Company, or of a subsidiary or affiliated corporation of either, as the case may be. No Employee may voluntarily terminate his status as an active Member in the Plan during his period of employment.


                        SECTION 4

                  Benefits to Employees

   a. Normal Retirement: Each Member who attains his normal retirement date, i.e., age 65, shall be eligible for normal retirement as of the first day of the month following, and if permitted under the provisions of the Age Discrimination in Employment Act, as amended, and other applicable law, shall be retired as of the first day of the month following.

   Upon normal retirement, a Member shall receive a Retirement
Annuity, subject to the provisions of and payable in the form described in Section 4f. hereof, which shall accrue and be equal to the greater of:

   1.   1.4 per cent of his Career Earnings; or

   2. 1.75 per cent of his Career Earnings, less 1.50 per cent of his Primary Social Security Benefit multiplied by his years of Creditable Service, but in no event more than 35 years.

   Unless otherwise provided under the Plan, each section
401(a)(17) Employee's accrued benefit under this Plan will be the greater of the accrued benefit determined for such Employee under (a) or (c) below:

   (a) the section 401(a)(17) Employee's accrued benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Employee's total years of Creditable
Service taken into account under the Plan for the purposes of benefit accruals, or

   (b)  the sum of:

        (i) the section 401(a)(17) Employee's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section
        1.401(a)(4)-13 of the Treasury Regulations, and

        (ii) the section 401(a)(17) Employee's accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Employee's years of Creditable Service for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

   A section 401(a)(17) Employee means an Employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Career Earnings for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

   (1) In the case of any group or class which is designated as eligible for membership in the Plan, an Employer may limit the Prior Service of persons included in such group or class to service rendered on and after a date to be determined by the Employer.

   (2) Except in the case of a person in the service of a corporation which becomes an Associate Company, the Prior
Service benefits of any Employee who is a Member of the Plan, but who was absent from his Employer during all or part of the calendar year next preceding the date he becomes a Member, because of sickness, disability, service in the Armed Forces of the United States, or like reasons beyond his control, and who entered the service of his Employer prior to such calendar year, shall be computed by crediting to him as Earnings for such calendar year -

   (i) All Earnings actually received by such Employee in such calendar year before or after the period of absence from his Employer, and

   (ii) The Earnings he would have received in such calendar year during the period of absence based on a forty-hour week at his straight-time rate of pay at the time of leaving his Employer and any increased rate to which he would have been entitled as a result of automatic length-of-service increases or a general increase, and any bonuses or other payments made in such calendar year during such period of absence to which he would normally have been entitled.

   b. Late Retirement: In the event that a Member remains in service after attainment of his normal retirement date, he may retire on his own application setting forth a date for retirement which shall be the first of the month not less than 30 days following the filing of the application.

   c.    Vesting:  Upon the completion of five Anniversary
Years of Creditable Service, a Member shall acquire a
nonforfeitable right to receive, after his termination and
at his election, a  Vested Annuity in an amount computed as
follows:  either (i) at age 65, a Retirement Annuity
computed as provided in Section 4a. hereof, or (ii) prior
to age 65 but after age 55 (or age 50 if such annuity
payments commence prior to January 1, 1994), an annuity
which  shall be computed by multiplying  the Member's
Retirement Annuity computed as provided in Section 4a.
hereof by the applicable percentage set forth in Schedule
B1 (or Schedule B2 if such annuity payments commence prior
to January 1, 1994).   The foregoing notwithstanding, the
Vested Annuity payable to a Member who terminates employment on or after January 1, 1994, shall in no event be less than the annuity to which he would have been entitled had he terminated employment as of December 31, 1993, under the terms and conditions of the Plan as then in effect (the "1993 Annuity").

   A Member who terminates employment on or after January 1, 1994, may elect to receive his 1993 Annuity, if any, prior to attaining age 55. If a Member makes such an election, the remaining portion of his Vested Annuity, if any, determined as of the date he elects to receive the 1993 Annuity and expressed as a benefit payable at age 65, shall be the amount obtained by subtracting the Member's 1993 Annuity from the product of his Retirement Annuity multiplied by the Actuarial Factor, and dividing the result thereof by the Actuarial Factor. For purposes of this computation, the "Actuarial Factor" shall mean the product of 40% multiplied by the actuarial equivalent value of an annual benefit of $1 commencing at age 55, determined as of the date the Member begins to receive his 1993 Annuity.
The remaining portion of the Vested Annuity so determined shall be payable under the terms and conditions of this Plan in effect at the Member's termination of employment.

A Member who terminates employment with a Vested Annuity accrued as of December 31, 1993 may elect to receive such amount accrued as of such date in any of the optional forms of benefit available to such Member as of December 31, 1993. If the amount of the vested portion of a Member's benefit at the time of the Member's termination of service is zero, the Member shall be deemed to have received a distribution of such zero vested interest in such benefit.
Notwithstanding anything herein to the contrary, a Member who is not otherwise vested, shall become vested upon attaining his normal retirement date, i.e., age 65.

   d. Early Retirement: Any Member may retire before the attainment of age 65 provided he has reached age 55 and (i) has 10 years or more of Creditable Service; or (ii) his attained age when added to his years of Creditable Service equals or exceeds 90. On early retirement, a Member shall receive a Retirement Annuity commencing at age 65, equal to the annuity to which his Creditable Service up to the date of his retirement would then produce, or, at his election made at any time prior to age 65, a Retirement Annuity commencing on the first day of any month following his earlier retirement and prior to age 65, which shall be computed by applying the percentages set forth in Schedule
C hereof to the amount of the annuity computed in accordance with Section 4a.; provided that, if a Member's attained age when added to his years of Creditable Service equals or exceeds 90, his Retirement Annuity shall be computed by so applying the percentage set forth in Schedule D hereof.

   e. Disability Leave Status: Upon total and permanent disability as determined by a physician appointed by the Member's Employer, a Member who has completed at least five years of Creditable Service will be eligible for Disability
Leave Status. Such status may be terminated or suspended by the Retirement Committee if at any time before age 65 the Member again engages in regular full-time employment, fails or refuses to undergo any medical examination ordered by the Retirement Committee, or the Retirement Committee determines on the basis of medical examination that the Member has sufficiently recovered to engage in regular full-time employment. While on Disability Leave Status, a Member will be credited with Membership Service, and with Earnings at the same rate as he had earned in the calendar year prior to the calendar year in which he became totally and permanently disabled, until the Member Retires, dies, reaches age 65, or his Disability Leave Status is sooner terminated or suspended.

   f.   Form of Benefit Payments:

   (1) Normal Form: If a Member is married on the date his benefits commence, such Member shall receive a benefit payable in the form of a joint and survivor annuity which shall provide for an amount actuarially reduced from the amount computed under Section 4a. to be paid to the Member for his lifetime; and for an annuity in an amount equal to one-half of such reduced amount to be paid to the Member's spouse to whom he was married on the date his benefits commence, for her lifetime, if surviving at the time of the Member's death. The form of benefit shall also provide that if the Member dies after retirement but prior to the date on which his benefit becomes payable, his surviving spouse will nevertheless be entitled to receive the lifetime annuity to which she would otherwise be entitled beginning at the date that the Member's annuity would have become payable and under such circumstances, at her option, the surviving spouse may elect to have benefits commence prior to the date on which the Member's annuity would have become payable on an appropriately reduced actuarial basis. The benefit payable to the Member and his spouse shall have the equivalent actuarial value of the benefits determined under Section 4a. above. In lieu of said joint and survivor annuity, the Member may, in accordance with section 417 of the Code, elect in writing, with the written consent of his spouse, acknowledging the effect of such election and witnessed by a Plan representative or a notary public, at any time within 90 days prior to the commencement of his benefits, to receive his benefits in the form of a single annuity payable for his lifetime as computed under Section 4a. above, or may revoke any such election previously made by him. Notwithstanding the foregoing, if a Member becomes divorced from his spouse after his benefits commence, such Member may elect in writing to cancel such joint and survivor annuity and to receive his benefits thereafter in any form permitted under the Plan; provided that, (a) the Member obtains a valid written release, as determined by the Retirement Committee, from his former spouse releasing the Plan from any claim the former spouse may have against the Plan and (b) the Member's benefit is adjusted actuarially, including, but not limited to, adjustments for the value of benefits previously paid and for the value of the protection provided by the cancelled joint and survivor annuity while it was in effect.

   Each vested Member upon his termination of service and each married Member within a reasonable period of time prior to his benefit commencement date shall receive a written explanation of the joint and survivor annuity form of benefit, the right to elect to waive such benefit and the consequences thereof, the right of the Member's spouse with respect thereto and the right to revoke such waiver and the consequences thereof, together with an explanation of the optional forms of retirement benefit available to the Member and a general explanation of the financial effect of the various optional forms of retirement benefit, including the joint and survivor retirement benefit and the straight life annuity. Such married Member may request additional information within 60 days thereafter, in which case the Retirement Committee shall within 30 days of such request furnish him with a written explanation of the additional information requested, in which case his deadline for making such election and his benefit commencement date, if applicable shall be postponed if necessary so that there is at least 60 days between the furnishing of such additional information and the expiration of the period during which he has the right to elect an optional form of benefit other than the joint and survivor annuity.

   A Member who is not married at the time that his benefits commence will receive his benefits in the form of a single annuity payable for his lifetime as computed under Section
4a. above.

   (2) Optional Forms: At any time within 90 days prior to the commencement of his retirement benefits, a Member who is eligible for a Retirement Annuity under Section 4a., b., or d. of the Plan may, in accordance with section 417 of the Code, elect, with the written and witnessed consent of his spouse in the case of a married Member, to convert the benefits otherwise payable after retirement into a retirement benefit of equivalent actuarial value in accordance with one of the options named below, or may revoke any such election previously made by him; provided, however, that if one of the options named below shall be so elected and the other named person or persons shall die before the payment of any part of such benefit, then and in that event the benefit shall be restored to the amount of the Retirement Annuity as provided in Section 4a., b., or
d. hereof, as if no such election had been made; and provided further, that if one of the options named below shall be so elected and the Member shall die before the date of his retirement then the election shall be of no effect and no payments shall be due under the option. Regardless of the form of payment, all distributions shall comply with section 401(a)(9) of the Code and the Treasury Regulations thereunder, including the minimum distribution incidental death benefit requirement of section
401(a)(9)(G) of the Code and the Treasury Regulations thereunder, and such provisions shall override any Plan provisions otherwise inconsistent therewith.

   Option 1: A reduced Retirement Annuity commencing at or after the Member's retirement payable during his life, with the provision that after his death it shall continue during the life of and shall be paid to the person (including his spouse) nominated by him by written designation duly acknowledged and filed with the Retirement Committee at the time such election is made, provided that if the Member dies after retirement but prior to the date on which his benefit becomes payable, his surviving beneficiary will nevertheless be entitled to receive such a lifetime annuity beginning at the date that the Member's annuity would have become payable and also provided that under such circumstances at his option, the surviving beneficiary may elect to have benefits commence prior to the date on which the Member's annuity would have become payable on an appropriately reduced actuarial basis.

   Option 2: A reduced Retirement Annuity commencing at or after the Member's retirement payable during his life, with the provision that after his death an allowance of one-half the rate of his reduced allowance shall be continued during the life of, and it shall be paid to, the person, other than his spouse for whom this is the normal form of benefit provided in Section 4f.(1) above, nominated by him by written designation duly acknowledged and filed with the Retirement Committee at the time such election is made, provided that if the Member dies after retirement but prior to the date his benefit becomes payable, his surviving beneficiary will nevertheless be entitled to receive such a lifetime annuity beginning at the date that the Member's annuity would have become payable and also provided that under such circumstances, at his option, the surviving beneficiary may elect to have benefits commence prior to the date on which the Member's annuity would have become payable on an appropriately reduced actuarial basis.

   Option 3: A retirement benefit in a single lump sum that shall be the actuarial equivalent of the benefit which would otherwise be payable to him, provided that such benefit must be elected by the Member prior to the date of his retirement.

   (3) A Member may, at the time he elects one of the options described above, name a second person, who, in the event the first named person shall die before the commencement of the annuity to the Member, shall acquire all the rights which the first named person would otherwise have had.

   (4) Optional benefit payments shall commence at the end of the month following the month in which the last payment to the deceased annuitant was made.

   (5) Where a Member is entitled to or elects to receive a reduced retirement annuity commencing after the Member's retirement under which an allowance would have been paid to such Member's spouse or other beneficiary after the Member's death, and, prior to the date his benefit becomes payable, the Member elects any other form of benefit, then and in that event the benefit so payable on his account shall be reduced actuarially to reflect any cost attributable to the benefit earlier so provided to his spouse or other beneficiary as the case may be.

   (6) (a) Notwithstanding any provision in the Plan to the contrary, if a Member, whether or not a "5-percent owner" (within the meaning of Section 416(i) of the Code), who had not attained age 70-1/2 prior to January 1, 1988, is still in the employ of an Employer as of the April 1st following the calendar year in which he attained age 70-1/2, distribution of the Member's benefit under the Plan shall be made or must commence by such April 1st.

   Notwithstanding anything to the contrary in the first paragraph of this Section 4f.(6)(a), the distribution of a Member's benefit who is not a 5-percent owner, who attained age 70-1/2 prior to January 1, 1988, and is still in the employ of an Employer as of the April 1 next following the calendar year in which he attains age 70-1/2, shall be made or must commence by the later of the April 1 next following the calendar year in which he reaches age 70-1/2 or retires. If a Member who had attained age 70-1/2 prior to January 1, 1988 is still in the employ of an Employer as of the April 1st following the calendar year in which he attained age 70-1/2 and is a 5-percent owner, distribution of the Member's benefits under the Plan must commence by the later of (i) such April 1st or (ii) the earlier of the April 1st of the calendar year (A) with or within which ends the Plan Year in which he becomes a 5-percent owner or
(B) in which he retires. A Member who is a 5-percent owner will be subject to the above distribution rights if he is a 5-percent owner at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any later Plan Year.

   (b) The amount of the minimum distributions required under this Section 4f.(6) shall be no less than the minimum amounts required under section 401(a)(9) of the Code and the Treasury Regulations issued thereunder based upon the annually adjusted life expectancy of an unmarried Member or the annually adjusted joint life expectancy of a married Member and his spouse, and shall be payable no less frequently than annually. After the initial benefit payment has been made, the amount of the succeeding benefit payments must be made by the end of each of the next following calendar years. As of each following January 1 the Member's benefit shall be adjusted to reflect any additional benefits accrued as of the immediately preceding December 31 and any additional accruals for any twelve consecutive month period shall be offset

(but not below zero) by the actuarial value (determined in accordance with applicable law) of benefits received by the Member for such period.

   (c) The minimum distribution payable to a Member will be distributed to him, at his election, either:

   (I)  as a single payment, or

   (II) over a period of time extending over the life of the Member or over the lives of the Member and his spouse
(or designated beneficiary) or over a period not extending beyond the life expectancy of the Member or the life expectancy of the Member and his spouse (or designated beneficiary).

   (d) With respect to minimum distributions payable to a spouse of a Member, the following distribution limitations shall apply:

   (I) Where distribution has commenced to the Member prior to his death, distribution to the surviving spouse shall be over a period that is no longer than the period under which the Member was receiving benefits;

   (II) Where distribution has not commenced to the Member at the time of his death, distribution to the surviving spouse shall begin no later than the date upon which the Member would have attained age 70 1/2, and shall be payable over the life of the surviving spouse or over a period not extending beyond the life expectancy of the surviving spouse. (If the surviving spouse dies before distribution of her benefit commences, the limitations applicable to the distribution of any benefit remaining payable under the Plan shall be determined hereunder as if the surviving spouse were the Member.)

   (e) With respect to minimum distributions payable to a designated beneficiary of a Member (other than the spouse), the following distribution limitations shall apply:

   (I) Where distribution has commenced to the Member prior to his death, distribution to the designated beneficiary shall be over a period that is no longer than the period under which the Member was receiving benefits;

   (II) Where distribution has not commenced to the Member at the time of his death, distribution to the designated beneficiary shall begin no later than one year after the date of the Member's death, or such later date as may be permitted by Treasury Regulations, and shall be payable over the life of the designated beneficiary or over a period not extending beyond the life expectancy of the designated beneficiary.

   (f) In all other cases where minimum distributions have not commenced to the Member at the time of his death, no benefit remaining payable under the Plan shall be distributed over a period that exceeds five years after the Member's death.

   g. Adjustment For Federal Old Age Benefits: If a Member who is eligible for a Retirement Annuity under Section 4a., b., or d. of the Plan retires before his Federal Old Age Benefit is payable, he may, at any time or from time to time, elect to have the retirement benefit otherwise payable after retirement to him for his lifetime under the normal form of benefit, or under an optional benefit payment, whichever is applicable, actuarially adjusted to provide, so far as practicable, a constant total retirement income inclusive of the estimated Federal Old Age Benefit, both before and after the Federal benefit is scheduled to begin.

   h. Benefits To Surviving Spouse: In the event a Member dies, after having become vested under the Plan, leaving a surviving spouse to whom the Member was legally married for one year or more prior to his death, an annuity at one-half the rate of the annuity which the Member would have been entitled to receive under Section 4f.(1) had he retired and commenced receipt of benefits as of the first of the month following the date of his death, if the Member was eligible for retirement at the time of his death, or an annuity at one-half the rate of the annuity which the Member would have been entitled to receive under Section 4f.(1) had he retired and commenced receipt of benefits on the date he first would have been eligible to do so, if the Member was not eligible for retirement at the time of his death, shall be paid to such spouse, commencing at the end of the month following the month in which the Member would have attained his normal retirement date or earlier if the spouse so elects, but not earlier than the date the Member first would have reached age 55, as the case may be, for the life of such spouse.

   i. (1) All annuities shall be payable in monthly installments; provided that any annuity which has an actuarially computed present value at the time of termination of service which is less than $3,500 shall be paid in a lump sum of equivalent actuarial value. If the present value of the Member's benefit at the time of any distribution exceeds $3,500, the present value of the Member's benefit at any subsequent time will be deemed to exceed $3,500. Monthly installment payments shall commence at the end of the month in which retirement occurs and continue until death. Full payment will be made for the month in which death occurs.

   (2)  Each Member, or any person to whom a Retirement
Annuity, Vested Annuity or other benefit under this Plan is payable, shall be responsible for providing the Retirement
Committee with any changes in his current address. If any person to whom a Retirement Annuity, Vested Annuity or other benefit under this Plan is payable shall not have provided evidence satisfactory to the Retirement Committee of his continued life and address for a period of two years after or during which such annuity or other benefit is payable, the Retirement Committee shall send by registered mail a notice addressed to such person at his last address known to the Committee describing the annuity or other benefit payable to him and stating that unless he communicates with the Committee within 30 days from the date of such notice, the Retirement Committee may suspend payments of the annuity or other benefit to such person while it causes an investigation to be made as to the continued life and address of such person.

   (3) If any person to whom a benefit is payable hereunder is an infant, or if the Retirement Committee determines that any person to whom a Retirement Annuity or other benefit is payable is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Annuity Trust Fund, the Trustee and the Retirement Committee.

   (4) Notwithstanding the other provisions of this Section, a Member who retires or becomes entitled to a Vested
Annuity shall receive an annuity computed as provided for under the provisions of the Plan in effect on the date of his termination of service or retirement, except that: (a) effective for payments made under Section 4a., b., or d. of the Plan, the Retirement Annuity of a Member who was eligible for normal or late retirement under the Pfizer
Plan prior to January 1, 1990, shall be increased by the greater of the increase attributable to paragraph (b) below or 10%, provided that any increase attributable to this paragraph (a) shall be a minimum of $35 per month for any eligible Member who at retirement had either (i) completed at least 25 years of Creditable Service, or (ii) attained his normal retirement date and completed at least 10 years of Creditable Service; and (b) except for those Members who on and after January 1, 1994 elect a retirement benefit in a single lump sum as described in Option 3 under Section 4f.(2) hereof, any change in the years used in calculating Career Earnings under Section 1e.(1) of the Plan that would improve the benefits payable to a Member who had retired prior to the effective date of such change or changes, shall be applied to calculate the Career Earnings of such Member.

   j. Limitation on Benefits: The annual benefit shall be defined and adjusted as provided in section 415(b)(2) of the Code and no annual annuity shall be payable in excess of (A) the lesser of the maximum dollar amount permitted by section 415(b)(1)(A) of the Code, or (B) 100% of the average earnings of the Member for the three consecutive calendar years which yield the highest average during which the Member was an active participant in the Plan, subject to the following conditions:

   (1) An annual benefit which is provided in a form other than a straight life annuity or a joint and survivor annuity described in section 417(b) of the Code shall be adjusted to an equivalent benefit in the form of a straight life annuity on the basis of reasonable actuarial assumptions permitted under the Code and an interest rate assumption equal to the greater of 5% or the interest rate used by the Plan to convert such straight life annuity into such other form of benefit;

   (2) If an annual benefit begins before a Member's Social Security Retirement Age, but on or after age 62, the otherwise applicable dollar limitation shall be adjusted as follows: (a) if a Member's Social Security Retirement Age is 65, and benefits commence on or after age 62, the dollar limitation is reduced by 5/9 of one percent for each month by which the Member's annual retirement benefit begins before the month in which the Member attains age 65, and
(b) if a Member's Social Security Retirement Age is greater than age 65, and benefits begin on or after age 62, the dollar limitation is reduced by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each additional month (up to 24 months) by which the Member's annual retirement benefit begins before the month in which the Member attains his Social Security Retirement Age.

   (3) If an annual retirement benefit begins before a Member attains age 62, the otherwise applicable dollar limitation shall be adjusted to the actuarial equivalent of a benefit commencing at age 62 using an interest rate assumption equal to the greater of 5% or the interest rate used by the Plan.

   (4)  If an annual benefit begins after a Member's Social
Security Retirement Age, the otherwise applicable dollar limitation shall be adjusted so that it is the actuarial equivalent of an annual benefit commencing at his Social
Security Retirement Age using an interest rate assumption equal to the lesser of 5% or the interest rate used by the Plan;

   (5) An annual benefit which is attributable all or in part to employee contributions or rollover contributions (as defined in section 402(c), 403(a)(4) or 408(d)(3) of the
Code) shall be reduced so that it will be the equivalent of an annual benefit derived solely from employer contributions; and

   (6) If any Member has completed (1) fewer than 10 years of participation in a defined benefit plan, the dollar limitation under Section 4j.(A) otherwise applicable to him shall be reduced by multiplying it by a fraction, the numerator of which is his years of participation in the Plan as of the close of the limitation year and the denominator of which is 10, and/or (2) fewer than 10 years of Creditable Service with the Employer, the limitations under Sections 4j.(A), 4j.(B) and 4j.(7) otherwise applicable to him shall be reduced by multiplying it by a fraction, the numerator of which is his years of Creditable Service as of the close of the limitation year and the denominator of which is 10.

   (7) Notwithstanding the foregoing, if the Participant has never participated in any defined contribution plans, his annual benefit shall be not less than $10,000 or such proportional amount thereof as shall be applicable because fewer than 10 years of Creditable Service have been completed.

   (8) Effective as of January 1 of each calendar year, the maximum annual dollar amount referred to in Section 4j.(A) shall increase to the maximum annual dollar amount as determined by the Secretary of the Treasury for such calendar year pursuant to section 415(d)(1)(A) of the Code. Notwithstanding Section 4i.(4), such increased maximum dollar amount shall also be applicable to Members who have retired under Section 4a., b., or d. of the Plan regardless of whether they have actually begun to receive such benefits.

   (9) With respect to a Member who was a participant in the Pfizer Plan before October 3, 1973, in lieu of the foregoing the maximum computed under this subsection shall be the annuity payable under the Pfizer Plan provision in effect as of October 2, 1973 based upon (a) his aggregate creditable earnings on such date plus (b) his rate of earnings under the Pfizer Plan in effect as of such date times his years of creditable service after such date.

   (10) Notwithstanding the foregoing, in the case of an Employee who participates in this Plan and in the Company's
Savings and Investment Plan or any other defined contribution plan maintained by an Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any year shall not exceed 1. In the event the sum of such fractions exceeds 1, the Retirement
Committee shall reduce the benefit provided under this Plan in order that none of the Plans shall be disqualified under the Code. For purposes of applying the limitations of this Section, the following rules shall apply:

   (I) The term "defined benefit plan fraction" shall mean the annual pension payable under this Plan, over the maximum pension payable under subsections 5(a) through (f) hereunder increased pursuant to section 415(e)(2)(B) of the Code; provided, however, that the defined benefit plan fraction with respect to a Member whose pension is described in Section 4j.(9) hereof shall never be deemed to exceed 1.

   (II) The term "defined contribution plan fraction" shall mean the actual aggregate annual additions, as hereinafter defined, to the defined contribution plan determined as of the close of the year, over the aggregate of the maximum annual additions which could have been made for each year of the Member's service had such annual additions been limited each such year in accordance with the restrictions imposed by section 415 of the Code (or such greater amount prescribed under Regulations issued by the Secretary of the Treasury pursuant to the provisions of section 415(d) of the Code to take into account increases in the cost of living).

   (III) The term "annual addition" shall mean for any year the sum of Employer Matching Contributions, Member
Contributions, Qualified Deferred Earnings Contributions and forfeitures under the Company's Savings and Investment
Plan.

   (IV)  The dollar limitation prescribed under Section
4j.(A) hereof shall not apply and shall not be used in computing the denominator of the defined benefit plan fraction under Section 4j.(10)(I) in the case of any Member who was a Member in the Pfizer Plan on December 31, 1982 and whose annual benefit accrued under the Plan as of such date determined in accordance with section 415(b)(2) of the Code, exceeds such limitation. In lieu thereof, the

Member's annual accrued benefit as of December 31, 1982 shall be the applicable dollar limitation.

   (V) The term "Social Security Retirement Age" means the social security retirement age as defined under section
415(b)(8) of the Code which shall mean age 65 in the case of a Member attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938), age 66 for a Member attaining age 62 after December 31, 1999, and before January 1, 2017
(i.e., born after December 31, 1937, but before January 1,
1955), and age 67 for a Member attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

   (VI) The term "limitation year" shall mean the calendar year.

   (10) The limitation of this Section with respect to any Member who at any time has participated in any other defined benefit plan, or in more than one defined contribution plan, maintained by an employer or by a corporation which is a member of a controlled group of corporations, within the meaning of section 1563(a), determined without regard to section 1563(a)(4) and
(e)(3)(C), and section 415(h) of the Code, of which an Employer is a member, shall apply as if the total benefits payable under all defined benefit plans in which the Member has been a participant were payable from one plan, and as if the total annual additions made to all defined contribution plans in which the Member has been a participant were made to one plan.

   k. (1) The benefits provided under this Plan shall be reduced in the case of any Member or beneficiary under uniform rules adopted by the Committee, by the amount of any benefits payable to such Member or beneficiary under any other qualified non-government pension plan or program or any retirement or pension benefits payable to him under the laws of any foreign government, to the extent that the benefits payable under such other plan or program are based on service which is included in Prior Service, Membership
Service or Special Service, hereunder, and are not attributable to contributions made to such other plan or program by the Member.

   (2) The benefits provided under this Plan shall be reduced, under uniform rules adopted by the Retirement Committee, in the case of any Member reemployed by an Employer to avoid duplication of any benefits previously paid by this Plan to such Member after a prior termination of service, provided that in no event shall any benefits provided under this Plan be payable during any period of reemployment. Such reduction shall not apply to the extent that the Member shall, upon reemployment, repay to the Trustee any amount received from the Trust with interest thereon compounded annually, at the rate to be determined by the Retirement Committee from the date or dates of receipt of such benefits to the date of repayment to the Trust.

   (3) Whenever the amount of a benefit under this Plan is to be determined by an actuarial procedure, the following interest rate and mortality assumptions will be used. In the case of annuity forms of benefit payments, the interest rate assumption shall be 7 1/2% per annum and the mortality assumption shall be based upon the latest Unisex Mortality Table prepared by the Plan=s actuary and adopted by the Retirement Committee. In the case of the lump sum form of payment, (i) for Members who Retire prior to July 1, 1995, the interest rate assumption shall be the Pension Benefit Guaranty Corporation discount rate for immediate annuities for the month three months prior to the month in which the Member Retires, and the mortality assumption shall be based upon the Mortality Tables specified by the Pension Benefit Guaranty Corporation with a unisex blend of 85% male and 15% female; and (ii) for Members who Retire on or after July 1, 1995, the interest rate assumption shall be the annual rate of interest on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue
Service for the full calendar month four months prior to the month in which the Member Retires, and the mortality assumption shall be based upon the mortality table prescribed under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the date on which the Member Retires.

   l. Qualified Domestic Relations Order: Notwithstanding anything in the Plan to the contrary, the payment of any benefit to which a Member may be entitled under this
Section 4 shall be subject to a qualified domestic relations order within the meaning of section 414(p) of the Code.

   m. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Retirement
Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. In the event that the provisions of this Section 4m. or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 4m. or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.

   (1) The term "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to exclusion for net unrealized appreciation with respect to employer securities).

   (2) The term "eligible retirement plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

   (3) The term "distributee" shall mean an Employee or former Employee. In addition, the Employee's or former
Employee's surviving spouse and the Employee's or former
Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

   (4) The term "direct rollover" shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.


                        SECTION 5

                     Contributions

   All of the Retirement Annuity payments provided under this Plan shall be financed entirely by means of contributions made by the Company and Associate Companies, subject to conditions set forth under Sections 9 and 12.

   a. Service Contributions: Subject to the future financial needs and condition of the business as determined by its Board of Directors and Section 6a, (i) it is the intention of the Company to continue the Plan and, within the time allowed by law for filing of its Federal income tax return for each fiscal year, to make regular contributions each year in such amounts as are necessary to maintain the Plan on a sound actuarial basis, and to meet minimum funding standards prescribed by any applicable law and (ii) upon transfer from Special Service to service with an Employer, appropriate contributions shall be made with respect to each Employee so transferred to provide the benefits for such Special Service.

   b. Actuarial Calculations: The Company shall adopt from time to time, service and mortality tables and the rates of interest to be used in actuarial calculations required in connection with the Plan. As an aid to the Company in adopting such tables the actuary designated by the Company shall from time to time submit recommendations to the Company as to possible changes affecting such tables. The actuary shall, in addition, make annual valuations of the contingent assets and liabilities of the Plan and establish the rate of Company contributions payable to the Plan.

   c. Continuation of Plan: Anything herein to the contrary notwithstanding, the continuation of this Plan and the payment of contributions are not assumed as contractual obligations of the Company or any other Employer.


                        SECTION 6

                     Funding the Plan

   a. Trust Fund: All contributions made by an Employer to provide the benefits under this Plan shall be paid into the Annuity Trust Fund. Notwithstanding anything herein to the contrary, any contribution by the Company to the Annuity Trust Fund is conditioned upon the deductibility of the contribution by the Company under the Code and, to the extent any such deduction is disallowed, the Company shall, within one year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Company, but any losses attributable thereto must reduce the amount so returned. The Annuity Trust Fund will be held and invested as described in the Trust Agreement, a brief description of the provisions of which is given in
Section 7 hereof. No part of the Annuity Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Employees or their beneficiaries, nor may any part of the Annuity Trust Fund be remitted to the Company, except as otherwise permitted under ERISA, provided, however, that the reasonable expenses of the Trustee in the administration of this trust as well as fees and other charges incurred for investment counseling and for actuarial services and expenses of the Retirement Committee and the Plan Assets Committee will be paid out of the Annuity Trust Fund.

   b. Annuities: Notwithstanding anything herein to the contrary, the Retirement Committee or the Plan Assets
Committee may provide for the funding of the payment of any benefits prescribed by the Plan through the purchase of immediate or deferred annuities, as the case may be, from any governmental agency or insurance company or companies, approved by the Company.


                    SECTION 7

   Administration of the Trust Fund - The Trust Agreement

   The Company has entered into a trust agreement with State Street Bank and Trust Company (the "Trust Agreement"), providing for the administration of the Annuity Trust Fund by that bank as Trustee thereof, which includes provisions with respect to the powers and authority of the Trustee (in its discretion and/or as directed by an investment adviser appointed by the Plan Assets Committee) as to the investment and reinvestment of the Annuity Trust Fund and the income therefrom and provisions with respect to the administration of the Annuity Trust Fund, the limitations on the liability of the Trustee, authority of the Company to settle the accounts of the Trustee and of the Retirement Committee on behalf of all persons having any interest in the Annuity Trust Fund, and from time to time, to appoint a substitute, successor or additional Trustees, and that, with respect to any payments to or for the benefit of any employee or beneficiary under this Plan, the Trustee shall follow the directions of the Retirement Committee. The Trust Agreement further provides that the Company shall have the right, from time to time, to modify or amend the Trust Agreement in whole or in part, provided that no such amendment shall divert any part of the Annuity Trust Fund to purposes other than the exclusive benefit of Employees or their beneficiaries; provided, however, that the reasonable expenses of the Trustee in the administration of this trust as well as fees and other charges incurred for investment counseling (including any investment adviser) and for actuarial services and expenses of the Retirement Committee and of the Plan Assets Committee will be paid out of the Annuity Trust Fund. The Trust Agreement shall be deemed to form a part of this Plan, and any and all rights or benefits which may accrue to any person under this Plan shall be subject to all the terms and provisions of said Trust Agreement.


                        SECTION 8

                       Committees

   a. (1) Retirement Committee: This Plan is administered by a Retirement Committee consisting of at least three persons appointed by the Board of Directors of the Company. Members of the Retirement Committee may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any Retirement Committee Members and appoint others in their places. The Retirement Committee may act by a majority of its members.

   (2)  The Retirement Committee shall be the Plan
Administrator and shall have fiduciary responsibility under the Employee Retirement Income Security Act of 1974, as amended, for the general operation of the Plan, except that the Retirement Committee shall have no responsibility for or control over the investment of the Plan assets, other than the authority to provide for the purchase of annuities pursuant to Section 6b. of the Plan and to give written directions to the Trustee or Investment Advisor with respect to the liquidity requirements of the Plan. The
Retirement Committee may appoint or employ, and compensate such persons as it deems necessary to render advice with respect to any responsibility of the Retirement Committee under the Plan. The Retirement Committee may allocate to any one or more of its members any responsibility it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Retirement
Committee under the Plan, other than its authority described above with respect to the retention of cash and the purchase of annuities. Any person may serve in more than one fiduciary capacity with respect to the Plan.

   (3)  Duties:

   (a) The Retirement Committee will determine the names of Annuitants and joint Annuitants and the amounts that are payable to them from the Annuity Trust Fund in accordance with the provisions of this Plan.

   (b) The Retirement Committee shall keep in convenient form such data as shall be necessary for actuarial valuations of the contingent assets and liabilities of the Plan and for checking the experience thereof.

   (c) The Retirement Committee shall determine the manner in which the funds of the Plan shall be dispensed including the form of voucher or waiver to be used in making disbursements and the due notification of persons authorized to approve and sign the same.

   (d) The Retirement Committee shall determine whether a judgment, decree or order, including approval of a property settlement agreement, made pursuant to a state domestic relations law, including a community property law, that relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of the Member is a qualified domestic relations order within the meaning of section 414(p) of the Code, and shall give the required notices and segregate any amounts that may be subject to such order if it is a qualified domestic relations order, and shall administer the distributions required by any such qualified domestic relations order.

   (4) Administration of Plan: The Retirement Committee is authorized to make such rules and regulations as may be necessary to carry out the provisions of the Plan and will determine any questions arising in the administration, interpretation and application of the Plan, which determination shall be conclusive and binding on all parties. The Retirement Committee is also authorized to provide for accelerated vesting and to purchase or arrange for payment of an appropriate annuity or any other form of payment or to permit the immediate distribution of Plan benefits in those cases involving groups of Employees involuntarily terminated, including, but not limited to, cases involving groups of Employees who involuntarily cease to render Creditable Service due to a liquidation, sale, or other means of terminating the parent-subsidiary or controlled group relationship with an Employer or the sale or other transfer to a third party of all or substantially all of the assets used by the Employer in a trade or business conducted by the Employer, when the Retirement Committee determines that such action is appropriate to prevent inequities with respect to such Employees, and the determination of the Committee in such matters shall be conclusive and binding on all parties. Further, the Retirement Committee, upon the written request of the Company's

Vice President-Human Resources, is authorized, with respect to a Member of the Plan who has five or more years of Creditable Service and who is transferred to the purchaser of a portion of the Company's operations, effective the day after the closing date of the sale, to grant additional Creditable Service and additional credit for age under the Plan, in each case up to one percent for each year of Creditable Service, and to advance the date through which a Member's Earnings are calculated pursuant to Section 1i. hereof, so as to prevent hardship with respect to his participation in said purchaser's pension plan. The Retirement Committee is also authorized to waive, either in whole or in part, the percentage reductions for early commencement of retirement benefits set forth in Section 4d. in those cases where groups of Employees have terminated employment either as a result of a reduction in the work force or for similar economic reasons, and the determination of the Retirement Committee shall be conclusive and binding on all parties. The
Retirement Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Retirement Committee to act without formally convening and to provide that action of the Retirement
Committee may be expressed by written instrument signed by a majority of its members. It shall elect a Secretary, who need not of necessity be a member of the Retirement
Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. The Retirement Committee may retain legal counsel (who may be counsel for the Company) when and if it be found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Retirement
Committee and the reasonable expenses of the Trustee in the administration of the trust as well as for actuarial services will be paid out of the Annuity Trust Fund. In exercising such powers and authorities, the Retirement
Committee shall at all times exercise good faith, apply standards of uniform application and refrain from arbitrary action.

   b. (1) Plan Assets Committee: A Plan Assets Committee consisting of at least three persons appointed by the Board of Directors of the Company shall have exclusive authority and fiduciary responsibility under the Employee Retirement Income Security Act of 1974, as amended, (i) to appoint and remove investment advisers, if any, under the Plan and the Trust Agreement, (ii) to direct the segregation of assets of the Annuity Trust Fund into an investment adviser account or accounts at any time, and from time to time to add to or withdraw assets from such investment adviser account or accounts as it deems desirable or appropriate and also to direct the Company's contribution or any portion thereof into any of the accounts maintained under the trust, (iii) to direct the Trustee to enter into an agreement or agreements with an insurance company or companies designated by the Plan Assets Committee as provided in the Trust Agreement, (iv) to establish investment guidelines for areas other than those set forth above and, within such guidelines, to direct the Trustee to purchase and sell securities or to enter into one or more agreements with one or more companies, partnerships or joint ventures and to transfer assets of the Annuity Trust Fund to such entities for purposes of investment therein; provided however, that, except as expressly set forth above, the Plan Assets Committee shall have no responsibility for or control over the investment of the Plan assets held in the Annuity Trust Fund established hereunder. In addition, the Plan Assets Committee shall receive the reports and recommendations of the actuary designated by the Company under Section 5b. hereof concerning actuarial assumptions to be adopted on subjects including, but not limited to, Employee turnover, rate of mortality, disability rate, ages at actual retirement, rate of pay increases, investment income and size of participant group, and make such recommendations and determinations based upon such reports and recommendations as it may deem necessary or appropriate. The Plan Assets Committee may appoint or employ such persons as it deems necessary to render advice with respect to any responsibility of the Plan Assets Committee under the Plan. The Plan Assets Committee may allocate to any one or more of its members any responsibility that it may have under the Plan and may designate any other person or persons to carry out any responsibility of the Plan Assets Committee under the Plan. Any person may serve in more than one fiduciary capacity with respect to the Plan. Members of the Plan Assets Committee may resign at any time upon due notice in writing. The Board of Directors of the Company may remove any Plan Assets Committee members and appoint others in their places. The Plan Assets Committee may act by a majority of its members.

   (2) The Plan Assets Committee is authorized to make such rules and regulations as may be necessary to carry out its duties under the Plan. The Plan Assets Committee is also authorized to adopt such rules and regulations as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Plan Assets Committee to act without formally convening and to provide that action of the Plan Assets Committee may be expressed by written instrument signed by a majority of its members. It shall elect a Secretary, who need not of necessity be a member of the Plan Assets Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. The
Plan Assets Committee may retain legal counsel (who may be counsel for the Company) when and if it be found necessary to do so and may also employ such other assistants, clerical or otherwise, as may be requisite, and expend such monies as may be requisite in their work. All of these expenses of the Plan Assets Committee as well as expenses for investment counseling will be paid out of the Annuity Trust Fund.

   c.   To the extent permitted by law, the Retirement
Committee, the Plan Assets Committee, the Boards of
Directors of the Employers, and the Employers and their respective officers shall not be liable for the directions, actions or omissions of any agent, legal or other counsel, accountant or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust. The Committees, the Boards of Directors of the Employers, and the Employers and their respective officers shall be entitled to rely upon all certificates, reports, data, statistics, analyses and opinions which may be made by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such certificates, reports, data, statistics, analyses or opinions; all action so taken or suffered shall be conclusive upon each of them and upon all persons having or claiming to have any interest in or under the Plan.

   d.   Indemnification:  Each member of the Retirement
Committee and each member of the Plan Assets Committee shall be indemnified by the Company against all costs and expenses (including counsel fees but excluding any amount representing a settlement unless such settlement be approved by the Board of Directors of the Company) reasonably incurred by or imposed upon him, in connection with or resulting from any action, suit or proceeding, to which he may be made a party by reason of his being or having been a member of the Retirement Committee or the Plan Assets Committee, as applicable (whether or not he continues to be a member of such Committee at the time when such cost or expense is incurred or imposed), to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Retirement Committee or the Plan
Assets Committee may be entitled as a matter of law.


                        SECTION 9

      Amendments and Changes in Plan and Coverage

   The Company reserves the right in its sole and absolute discretion, through its Board of Directors in accordance with its established rules of procedure, at any time to modify, suspend or discontinue this Plan or the Annuity
Trust Fund in whole or in part and to change the Trustee or the funding method.

   The Retirement Committee may make administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.


                        SECTION 10

               Non-Alienation of Benefits

   No benefit payable under the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Member or beneficiary except as specifically provided in the Plan, or by a qualified domestic relations order within the meaning of section 414(p) of the Code, or by any other applicable law.


                        SECTION 11

                   Associate Companies

   a. Adoption of Plan: Any corporation or affiliate, with the consent of the Company, by taking appropriate corporate action may become an Associate Company and secure the benefits of this Plan for its employees by adopting this Plan as its Retirement Annuity Plan and by executing the Trust Agreement. As a condition to such corporation or affiliate becoming an Associate Company, the Company may require such corporation to modify or amend any pension plan which such corporation or affiliate may then have so as to conform to the provisions of this Plan, or to limit Prior Service, as defined in Section 3, to service rendered for such corporation on and after a date to be determined by the Company. The Associate Company shall thereafter promptly deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of this Plan and also a written instrument showing the consent by the Company to such adoption.

   b. Employee Transfers: Any Employee who is transferred from one Employer under this Plan to another Employer under this Plan shall receive upon retirement a Retirement
Annuity based on his Creditable Service with all such Employers.

   c. Withdrawal: The Company may upon thirty (30) days written notice request an Associate Company to withdraw from the Plan and upon the expiration of such thirty (30) day period, unless such Associate Company has taken the appropriate corporate action to accomplish such withdrawal, such Associate Company shall be deemed to have withdrawn from the Plan and the provisions of Section 12 shall apply.
The Retirement Committee shall give written notice to the Trustee of any such withdrawal.


                        SECTION 12

                  Withdrawal from Plan

   Any Employer may withdraw from the Plan by giving the Retirement Committee thirty (30) days written notice of its intention to withdraw. In the event any Employer withdraws from the Plan, the Retirement Committee shall thereupon determine, on the basis of actuarial valuation, that portion of the Annuity Trust Fund held on account of the Employees of such Employer not yet retired. The Retirement
Committee in its discretion shall direct the Trustee either
(1) to continue to hold such assets under this Plan on the date of such withdrawals; or (2) to deliver such assets to such trustee or trustees as shall be selected by such withdrawing Employer; or (3) to use such assets to purchase an appropriate retirement annuity for each Employee of such withdrawing Employer who was a Member on the date of such withdrawal.


                        SECTION 13

                  Termination of Plan

   a. Application of Funds: Upon complete or partial termination of the Plan, in accordance with the established rules of procedure of the Employer, the rights of all affected Members to affected benefits accrued to the date of such termination, to the extent then funded, shall be non-forfeitable. If the Plan is terminated by an Employer for any reason, the funds in the trust shall be used and applied by the Retirement Committee, after expenses, exclusively for the benefit of Members and Annuitants at the time of termination in accordance with the formula set forth below by either purchasing or arranging for payment of an appropriate annuity or any other form of payment approved by the Retirement Committee, and for no other purpose, and when so used and applied the trust shall finally cease and be at an end. The funds shall be allocated for distribution in the following order:

   (1) In the case of a benefit, payable as an annuity to a Member or beneficiary, which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect under the five-year period ending on such date) under which such benefit would be the least.

   (2) In the case of a benefit, payable as an annuity to a Member or beneficiary, which would have been in pay status as of the beginning of such three-year period if the Member had retired prior to the beginning of the three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan
(as in effect during the five-year period ending on such date) under which such benefit would be the least.

   (3) To all other benefits, if any, of individuals under the Plan subject to the Pension Benefit Guaranty
Corporation insurance guarantee and to any additional benefits to a substantial owner, as that term is defined in
Section 4022(b)(6)(A) of the Employee Retirement Income
Security Act of 1974, which would be subject to the guarantee but for their "substantial owner" status.

   (4) To all other non-forfeitable benefits under the Plan and, if the assets are not sufficient to cover all such remaining non-forfeitable benefits, then to the benefits resulting from the Plan as in effect five years prior to the date of termination, and if assets remain after satisfaction of such benefits, then to each increase in benefits resulting from amendments during the last five years in the order in which those amendments occurred.

   (5)  To all other benefits under the Plan.

   (6) In the event that there remain additional funds available for distribution after the funds have been distributed as provided in said paragraphs (1), (2), (3),
(4) and (5) above, any other provisions of this Plan notwithstanding, any funds, remaining as a result of actuarial error may be reclaimed by the Employer. Any of such funds remaining, but not as a result of actuarial error, and/or any of such funds remaining as a result of actuarial error, but not reclaimed by the Employer, shall be distributed in such a manner that all the Annuitants and Members included in paragraphs (1), (2), (3), (4) and (5) above shall receive an additional amount determined by multiplying the total value of these remaining assets in the Annuity Trust Fund by a percentage computed by dividing the value as of the date of termination of such Annuitant's remaining benefits or such Member's benefits, as the case may be, by the total value as of the date of termination of the remaining benefits, or the benefits of all such Annuitants or Members under the Plan, as the case may be.

   b. The provisions of this Section 13b. shall apply (a) in the event the Plan is terminated, to any Member who is a highly compensated employee or highly compensated former employee (as defined in section 414(q) of the Code) of an Employer and (b) in any other event, to any Member who is one of the twenty-five highest compensated Employees or former Employees of an Employer for a Plan Year. Notwithstanding the foregoing, for each Plan Year the Employer may elect to determine the status of highly compensated employees under the simplified snapshot method described in Internal Revenue Service Revenue Procedure 93-
42 or, to the extent permitted by Treasury Regulations, on a calendar year basis. The amount of the annual payments under the Plan to any Member to whom this Section 13b.
applies shall not exceed an amount equal to the payments that would be made under the Plan during the Plan Year on behalf of the Member under a single life annuity which is the actuarial equivalent to the sum of all of the Member's accrued benefits under the Plan.

   c. The provisions of Subsection b. of Section 13 shall not apply if (a) the value of the benefits which would be payable under the Plan to a Member described in Subsection
b. of Section 13 is less than one percent of the value of the current liabilities (as defined in section 412(1)(7) of the Code) under the

Plan or (b) the value of the Plan's assets equals or exceeds, immediately after payment of a benefit under the Plan to such a Member, one hundred ten percent of the value of the current liabilities under the Plan.

   d.   Notwithstanding the preceding provisions of Subsection
b. of Section 13, in the event the Plan is terminated, the restrictions contained in such Subsection shall not be applicable if the benefits payable under the Plan to any Member who is a highly compensated employee or a highly compensated former Employee are limited to benefits which are nondiscriminatory under section 401(a)(4) of the Code.

   e. Change in Law: In the event that it should subsequently be determined by statute, court decision, administrative ruling or otherwise, that the provisions of Subsection b. of Section 13 are no longer necessary to qualify the Plan under the Code, such provisions shall be ineffective without the necessity of further amendment of the Plan.


                        SECTION 14

            Plan Mergers and Consolidations

   In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Annuity Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Annuity
Trust Fund applicable to such Members shall be transferred to the other trust fund only if:

   a. Each Member would, if either this Plan or the other plan were to terminate at such time, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated;

   b. The Employer and any new or successor employer of the affected Members shall authorize such transfer of assets;
and

   c. Such new or successor employer shall assume all liabilities with respect to such Members' inclusion in the new employer's plan.

                        SECTION 15

                    Claims Procedure

   Any request by a Member or any other person for any benefit alleged to be due under the Plan shall be known as a "Claim" and the Member or such other person making a Claim shall be known as a "Claimant."

   A Claim shall be filed when a written statement has been made by the Claimant or his authorized representative and delivered to the Vice President-Human Resources, Minerals
Technologies Inc., 405 Lexington Avenue, New York, New York
10174-1901. This statement shall include a general description of the benefit which the Claimant believes is due and the reasons that the Claimant believes such benefit to be due, to the extent this is within the knowledge of the Claimant. It shall not be necessary for the Claimant to cite any particular Section or Sections of the Plan, but only to set out the facts known to him which he believes constitute a basis for a Claim.

   Within 90 days of the receipt of the Claim by the Plan, the Vice President-Human Resources shall (i) notify the
Claimant that the Claim has been approved, (ii) notify the Claimant that the Claim has been partially approved and partially denied, or (iii) notify the Claimant that the Claim has been denied. Notice of the decision shall be in writing and shall be delivered to the Claimant either personally or by first-class mail. Special circumstances may require an extension of time for processing the claim.
In such event, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period but in no event shall the extension exceed a period of 90 days from the end of such initial period. The notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision.

   In the event a Claim is denied in whole or in part, the notice of denial shall set forth (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based,
(iii) a description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's claims review procedure.

   Within 60 days of the receipt of a notice of denial of a Claim in whole or in part, a Claimant or his duly authorized representative (i) may request a review upon written application to the Retirement Committee, (ii) may review documents pertinent to the Claim, and (iii) may submit issues and comments in writing to the Retirement
Committee. Notice shall be deemed to be received when delivered if delivered personally pursuant to the foregoing provisions of this Section or three days after it has been deposited post-paid in a depository maintained by the U.S.
Post Office addressed to Claimant at the address designated by him or her in the Claim or if Claimant has moved at the last known address shown for Claimant on the Employer's records.

   It shall be the duty of the Retirement Committee to review a Claim for which a request for review has been made and to render a decision not later than 60 days after receipt of a request for review; provided, however, that if special circumstances require an extension of time for processing, a decision shall be rendered no later than 120 days after receipt of a request for review. Written notice of any such extension shall be furnished to the Claimant within 60 days after receipt of request for review. The decision shall be in writing and shall include the specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be delivered to the Claimant either personally or by first-class mail. If the decision on review is not furnished within such time, the Claim shall be deemed denied on review.


                        SECTION 16

                     Top-Heavy Rule

   a. Notwithstanding any provision in the Plan to the contrary, if the Plan is determined by the Retirement
Committee to be top-heavy, as that term is defined in
section 416 of the Code, in any calendar year, then for that calendar year the vesting schedule and minimum benefit rules, as set forth below, shall be applicable.
Determination of whether the Plan is top-heavy shall be made in accordance with section 416(g)(2)(B) of the Code.

   b.   Definitions solely applicable to this Section 16.

   (1) "Compensation" shall mean the amount reportable by an Employer for Federal income tax purposes as wages paid to the Member for such period.

   (2) "Determination Date," the date for determining whether the Plan is top-heavy, shall be the December 31 of the preceding year.

   (3)  "Key Employee" shall have the same meaning as in
        section 416(i)(1) of the Code.

   (4) "Non-Key Employee" shall mean an employee other than a Key Employee as defined in subsection b.(3) above.

   (5) "Testing Period" shall mean the period of consecutive years, not exceeding five (5), during which a Member had the greatest aggregate compensation from his Employer, but not including years in which this Plan was determined not to be top-heavy.

   (6) "Valuation Date," for minimum funding purposes, shall be a date within the twelve-month period ending on the Determination Date, regardless of whether a valuation for minimum funding purposes is performed in that year.

   c. For the purpose of determining whether this Plan is top-heavy, this Plan and the Company's Savings and Investment Plan shall be aggregated, as provided in section
416(g)(2)(A) of the Code.

   d. Vesting Schedule: Employees shall acquire a vested interest in an annuity under the Plan in accordance with the following schedule:

        20% of the accrued benefit under Section 4a. after two (2) Anniversary Years of Creditable Service; 40% of the accrued benefit under Section 4a. after three (3) Anniversary Years of Creditable Service; 60% of the accrued benefit under Section 4a. after four (4) Anniversary Years of Creditable Service; 80% of the accrued benefit under
        Section 4a. after five (5) Anniversary Years of Creditable Service; and 100% of the accrued benefit under Section 4a. after six (6) Anniversary Years of Creditable Service.

   e. Minimum Benefit Rule: A Non-Key Employee's benefit shall not be less than the lesser of: 2% of his average compensation during the testing period, not exceeding the compensation limitation under section 416(d) of the Code and applicable regulations, multiplied by those years of service with his Employer in which this Plan is determined to be top-heavy or 20% of his average compensation during the Testing Period; provided, however, that any minimum benefit provided under this Section 16 shall be offset by the actuarial equivalent of the value of the Employer's contributions to the Company's Savings and Investment Plan on the Non-Key Employee's behalf. Such actuarial equivalent shall be calculated using the Pension Benefit Guaranty Corporation immediate annuity lump sum factor, with male and female factors equally weighted, in effect three (3) months prior to termination of employment. All accruals derived from Employer contributions, whether or not attributable to years in which the Plan is top-heavy, may be used in determining whether the minimum accrued benefit requirements for a Non-Key Employee has been satisfied.

   f. If the Plan becomes subject to the adjustments pursuant to section 416(h) of the Code, the defined benefit plan fraction described in section 415(e)(2) of the Code and the defined contribution plan fraction described in section 415(e)(3) of the Code shall be applied by substituting 1.0 for 1.25 in the denominator of each fraction.

   g. If the Plan becomes top-heavy and in a subsequent year ceases to be top-heavy, the vesting schedule under Section 16d. shall revert to the vesting schedule under Section 4c.
of the Plan provided, however, that any Employee who has completed at least three (3) or more years of Creditable Service at the time the Plan ceases to be top-heavy and who had at least one (1) Hour of Service while the Plan was a top-heavy plan, shall be entitled to elect, within a reasonable period (such period to be determined by the Retirement Committee when relevant but in no event no earlier than 60 days following the latest of (i) the date upon which the reversion to the prior vesting schedule became effective, or (ii) the day the Employee is issued written notice by the Retirement Committee that the prior schedule is applicable), whether the
vesting schedule in Section 16d. or in Section 4c. is applicable to his benefit.

                        SCHEDULE A

   Groups or classes eligible for participation in the Retirement Annuity Plan (except in each case employees covered by a collective bargaining agreement that does not provide for coverage of such employees under the Plan if there is evidence that retirement benefits were the subject of good faith bargaining):

   1.   All employees in the service of Minerals Technologies
        Inc.

   2.   All employees in the service of the following
        Associate Companies:

                Barretts Minerals Inc.
                Specialty Minerals Inc.
                MINTEQ International Inc.

                  SCHEDULE B - Vested Benefit Table

   The following table sets forth the percentages which will apply at the ages indicated in the computation of vested benefits:

1.   Effective on or after January 1, 1994 -

     Age That Annuity       Percentage of
     Payments Commence      Vested Annuity
     -----------------      --------------
          65+                     100%
          64                       94
          63                       88
          62                       82
          61                       76
          60                       70
          59                       64
          58                       58
          57                       52
          56                       46
          55                       40

2.   Effective prior to January 1, 1994 -

     Age That Annuity       Percentage of
     Payments Commence      Vested Annuity
     -----------------      --------------
          65+                     100%
          64                       96
          63                       92
          62                       88
          61                       84
          60                       80
          59                       76
          58                       72
          57                       68
          56                       64
          55                       60
          54                       53
          52                       51
          50                       56
          52                       48
          44                       40

                        SCHEDULE C

                  Early Retirement Table

   The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits:

Age                               Percentage
--------------------------------------------

65.......................................100
64........................................96
63........................................92
62........................................88
61........................................84
60........................................80
59........................................76
58........................................72
57........................................68
56........................................64
55........................................60

                       SCHEDULE D

            Alternate Early Retirement Table

   The following table sets forth the percentages which will apply at the ages indicated in the computation of early retirement benefits:

Age                Service              Percentage
--------------------------------------------------

64                   26                    100
63                   27                    100
62                   28                    100
61                   29                    100
60                   30                    100
59                   31                     96
58                   32                     92
57                   33                     88
56                   34                     84
55                   35                     80
54                   36                     76
53                   37                     72